UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS.

Item 8.01. Other Events

On June 6, 2016, T. Rowe Price Group, Inc. (the “Company”) determined that it will pay up to approximately $194 million to certain T. Rowe Price mutual funds, trusts, separately managed accounts, and subadvised clients (collectively “T. Rowe Price Clients”) to compensate them for the difference in valuation and statutory interest, resulting from the denial of appraisal rights to the T. Rowe Price Clients by the Delaware Chancery Court in connection with the 2013 leveraged buyout of Dell, Inc. (“Dell”). On May 31, 2016, the Court determined that the fair value of Dell at the time of the merger was $17.62 per share, as opposed to the $13.75 price offered in the transaction. As a result, any shareholder perfecting appraisal rights is entitled to payment at $17.62 per share plus statutory interest from the date the Dell transaction closed.

The Delaware Chancery Court previously ruled that the T. Rowe Price Clients, who held in the aggregate approximately 31 million shares, cannot pursue an appraisal of any shares that were voted in favor of the Dell merger. The appraisal statute governing the transaction required the record holder to vote against or abstain from voting on the transaction in order to assert appraisal rights. After previously voting against prior transaction proposals, the voting instructions submitted on behalf of the T. Rowe Price Clients in connection with voting on the final proposed transaction were incorrectly submitted in favor of the transaction. The amount to be paid by the Company is intended to make its clients whole for the voting discrepancy that resulted in the denial of their appraisal rights.

The Company expects to record a one-time charge of approximately $194 million in its second quarter of 2016, which is expected to reduce net income, after tax, by about $118 million or approximately $0.46 in diluted earnings per share of common stock. The payments to T. Rowe Price Clients will be funded from available cash.

Information included within this report contains certain forward-looking information relating to our operating expenses, net income and earnings per share on common stock. Forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Actual results may differ materially from those in forward-looking information because of various factors including, but not limited to, those discussed in Item 1A, Risk Factors, of our Form 10-K Annual Report for 2015.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
99    Press Release dated June 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.

By: /s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: June 6, 2016